NEWS RELEASE

Contact:Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
eheff@alldata.net

Shelley Whiddon – Media
972.348.4310
swhiddon@alldata.net

ALLIANCE DATA SIGNS LONG-TERM RENEWAL WITH THE JEAN COUTU GROUP

Alliance Data’s Canadian Loyalty Program Extends Relationship
with Quebec’s Pharmacy Leader

DALLAS, Texas (Aug. 3, 2006) — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, marketing services and credit services, announced that The Jean Coutu Group (PJC) Inc., signed a renewal agreement as a sponsor in Alliance Data’s Canadian AIR MILES® Reward Program. A top-10
AIR MILES sponsor, The Jean Coutu Group operates 320 PJC Jean Coutu franchised drugstores in the provinces of Quebec, New Brunswick and Ontario. As the fourth largest drugstore chain in North America and Quebec’s pharmacy leader, The Jean Coutu Group reported pro forma total system sales of $11.7 billion (US) in 2005. The Jean Coutu Group has been a sponsor in the AIR MILES Reward Program since 2003.

The AIR MILES Reward Program is Canada’s premier coalition loyalty program with approximately two-thirds of Canadian households actively collecting reward miles. AIR MILES collectors earn reward miles at more than 100 leading brand-name sponsors representing thousands of retail and service locations across Canada. AIR MILES reward miles can be redeemed for more than 800 different rewards, such as travel, movie passes, entertainment attractions, electronic merchandise and more.

John Scullion, president of Alliance Data’s Loyalty and Marketing Services, said, “The extension of our relationship with The Jean Coutu Group reinforces our ongoing focus to achieve our multi-pronged growth objectives. These growth objectives include strengthening and renewing existing sponsor relationships, expanding into new sponsor categories, as well as realizing incremental growth in consumer participation in the program. With this renewal, we have solidified our long-term presence in the critical, high-frequency pharmacy category in Quebec.”

“The AIR MILES Reward Program has been a success story in our drugstores across Quebec, New Brunswick and Ontario since day one,” stated François J. Coutu, president of the Canadian Operations of The Jean Coutu Group. “We are happy to renew our agreement with Alliance Data since this program is definitely in keeping with our vision and further demonstrates our focus on providing value-added benefits to better serve our customers.”

About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, www.AllianceData.com.

About The Jean Coutu Group
The Jean Coutu Group (PJC) Inc. is the fourth largest drugstore chain in North America and the second largest in both the eastern United States and Canada. The Company and its combined network of 2,173 corporate and franchised drugstores (under the banners of Brooks and Eckerd
Pharmacy, PJC Jean Coutu, PJC Clinique and PJC Santé Beauté) employ more than 60,000 people.

The Jean Coutu Group’s United States operations employ 46,000 people and comprise 1,853 corporate owned stores located in 18 states of the Northeastern, mid-Atlantic and Southeastern United States. The Jean Coutu Group’s Canadian operations and franchised drugstores in its network employ over 14,000 people and comprise 320 PJC Jean Coutu franchised stores in Quebec, New Brunswick and Ontario.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

# # #